EXHIBIT 10.2

Oaxaca Group L.L.C.

68 Bank Street

New York, NY 10014

September 10, 2014

Janel World Trade, Ltd.

150-14 132nd Avenue

Jamaica, New York 11434

Re:	Subscription Agreement (this “Agreement”) for the Purchase of Series C Cumulative Preferred Stock of Janel World Trade, Ltd.

Gentlemen:

As of the date hereof pursuant to the terms and conditions listed below, the undersigned (the “Investor”) hereby subscribes for the purchase of 250,000 shares of Preferred Stock, designated as “Series C Cumulative Preferred Stock,” par value $0.001 per share (the “Shares”), of Janel World Trade, Ltd., a Nevada corporation (the “Company”), at a purchase price of $10.00 per Share, or an aggregate purchase price of $2,500,000, and hereby tenders such aggregate purchase price to the Company by wire transfer to the Company.

In consideration of the acceptance by the Company of the Investor’s subscription for the Shares as set forth herein, the Investor hereby agrees, covenants, represents and warrants as follows:

1.          Representations and Warranties of the Investor.

The Investor represents and warrants to the Company as follows:

(i)          Review of Company Information. The Investor has received, carefully reviewed and is familiar with the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014, and Current Reports on Form 8-K since September 30, 2013 (the “Securities Filings”). The Investor understands and has evaluated the risks of an investment in the Company, including, without limitation, the risks set forth in the section entitled “Risk Factors” in the Company’s Annual Report of Form 10-K for the year ended September 30, 2013.

(ii)         Investment Intent. The Investor is acquiring the Shares solely for investment, solely for the Investor’s own account, not for the account of any other person, and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in any Shares so acquired.

(iii)         Independent Advisors. The Investor has consulted with the Investor’s legal and tax advisors with respect to legal matters and the financial and tax consequences of an investment in the Company, as well as the suitability of this investment, based on the Investor’s individual circumstances.

(iv)         Access to Other Information. In making a decision to purchase the Shares, the Investor has relied solely upon its independent investigation. The Investor has had the opportunity to ask questions of and receive answers from the Company (or persons acting on its behalf) concerning the terms and conditions of an investment in the Shares, the activities of the Company, and other matters pertaining to this investment and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished by the Company in the Securities Filings or that which was otherwise provided in order for the Investor to evaluate the merits and risks of an investment in the Shares, and has not been furnished any other offering literature or prospectus. All such questions and requests for information have been answered to the full satisfaction of the Investor.

(v)          Advertisement. The Investor has neither relied upon nor seen any form of advertising or general or public solicitation, including communications published in or broadcasted by any print or electronic medium and mass mailings, in connection with the offering of the Shares, and is not aware of any such solicitation or advertisement received by others.

(vi)         Accredited Investor Status.

The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(viii)      Investor’s Residence. The Investor has its principal office in the State of New York, and has no present intention of changing such principal office.

(ix)         Risk of Investment. The Investor acknowledges that an investment in the Company involves a high degree of risk. The Investor acknowledges that the purchase of the Shares is a speculative investment involving a high degree of risk and any estimates and predictions that may have been made by the Company merely represent predictions of future events, which may or may not occur and are based on assumptions, which may or may not occur. As a consequence, such predictions may not be relied upon to indicate the actual results, which might be attained. The Investor understands that he/she must therefore bear the economic risk of this investment for an indefinite period of time and be able to withstand a total loss of the investment.

(x)          Limited Market for Shares. The Investor understands that the issuance of the Shares has not been registered under the Securities Act and that the Shares are being sold in reliance upon the exemption from the registration requirements under the Securities Act provided in Regulation D promulgated thereunder or pursuant to other exemptions not inconsistent therewith. The Investor further understands that there is a limited public trading market for the Shares and there can be no assurance that an active market will develop.

(xi)         Restrictions on Transferability; Legend. The Investor acknowledges and understands that: (a) the Shares have not been registered under the Securities Act and any applicable state or foreign securities laws (the “State Acts”), and may not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the Investor unless registered pursuant to the Securities Act and the State Acts, or upon presentation to the Company of evidence satisfactory to the Company, or submission to the Company of a favorable opinion of counsel acceptable to the Company, to the effect that any such transfer is subject to an applicable exemption under and will not be in violation of the Securities Act and the State Acts; (b) the Company has not agreed to register the Shares for distribution in accordance with the provisions of the Securities Act or the State Acts, and has not agreed to comply with any exemption under the Securities Act and the State Acts for the transfer of the Shares; and (c) as a result of the limitations on the ability to transfer the Shares, the Investor may be required to hold the Shares indefinitely and therefore may not realize any liquidity from any sale of the Shares. The Investor understands that the certificates, if any, representing the Shares may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered, transferred, pledged, hypothecated, sold or otherwise disposed of unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

(xii)        Entity Authority. The Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature page hereof, with the requisite corporate power and authority to purchase the Shares to be purchased by it hereunder and to execute and deliver this Agreement. The Investor has previously made other investments or engaged in other substantive business activities prior to receiving an opportunity to purchase the Shares and was not formed with a view to investment in the Shares.

(xiii)      Finder’s Fees. The Investor has made no arrangement, which could give rise to any broker’s or finder’s fees or similar fees in connection with the purchase of the Shares.

(xiv)        Reliance by Company. The foregoing representations and warranties and all other information which the Investor has provided to the Company concerning such Investor, the financial position of the Investor, and the Investor’s knowledge of financial and business matters, or in the case of persons investing as joint tenants or a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such joint tenants or entity, including all information contained herein, are true and accurate as of this date and shall be true and accurate as of the date of the acceptance by the Company of this subscription. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the Investor’s receipt of confirmation of acceptance of this subscription, the Investor will give written notice of such fact to the Company, specifying which representations, warranties or information are not true and accurate and the reasons therefor.

2.          Covenant of the Investor.

The Investor covenants and agrees that the Investor will not take, or cause to be taken any action with respect to the Shares that would cause the Investor to be deemed an “underwriter” as defined in Section 2(11) of the Securities Act.

3.          Indemnification.

The Investor understands and acknowledges that the Company and its control persons are relying on the representations, warranties and agreements made by the Investor in this Agreement and the Investor agrees to indemnify and hold harmless the Company, its control persons, the Company’s affiliates and anyone acting on its behalf from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur by reason of any breach of the representations and warranties made by the Investor herein.

4.          Binding Effect; Successors and Assigns.

This Agreement will be binding upon the parties hereto, the successors and assigns of the Company and the heirs, personal representatives, successors and assigns of the Investor. This Agreement will inure to the benefit of the Company and its successors and assigns. Neither this Agreement nor any part of it is assignable by the Investor.

5.          Miscellaneous.

(i)        Upon the Company’s acceptance of this subscription by countersigning below, this Agreement constitutes the entire agreement among the parties hereto with respect to the subscription by the Investor for the Shares and may be amended only by a writing executed by the parties hereto.

(ii)        Within 10 days after receipt of a written request from the Company, the Investor agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

(iii)        Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

(iv)         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

Sincerely,

Oaxaca Group LLC, a Delaware limited liability
company

By: /s/ Christine Levine
Name: Christine Levine
Title: Authorized Person

Taxpayer Identification Number

ACCEPTED THIS 10TH DAY OF SEPTEMBER, 2014

Janel World Trade, Ltd., a Nevada corporation

By:	/s/ William J. Lally
William J. Lally, President

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